                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                        Dated: December 21, 2001


To:      ABN AMRO MORTGAGE CORPORATION

Re:      Underwriting Agreement, dated as of August 29, 2001 (the
         "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $1,495,699,676 original principal amount of Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of December 1, 2001 among the Company as depositor, ABN AMRO Mortgage Group, Inc. as servicer and The Chase Manhattan Bank as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on December 21, 2001. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation:        2001-8
------------------

Terms of the Certificates and Underwriting Compensation:
-------------------------------------------------------


                     Original Principal or
Classes                Notional Amount             Remittance Rate(1)         Price to Public
-------                ---------------             ---------------            ---------------
Class IA-1               $150,000,000                    6.50%                      *
Class IA-2               $100,000,000                    6.25%                      *
Class IA-3                $50,000,000              Adjustable Rate(5)               *
Class IA-4                $50,000,000(2)           Adjustable Rate(5)               *
Class IA-5                $38,632,000                     6.75%                     *
Class IA-6                $30,000,000                     6.75%                     *
Class IA-7                $42,500,000                     6.75%                     *
Class IIA-1              $111,500,000                    6.50%                      *
Class IIA-2               $29,869,000                     6.50%                     *
Class IIA-3               $17,400,000                     6.50%                     *
Class IIA-4               $10,000,000                     6.50%                     *
Class IIIA-1             $100,000,000                    6.50%                      *
Class IIIA-2              $16,140,000                     6.50%                     *
Class IIIA-3               $9,204,000                      6.50%                    *
Class IIIA-4              $17,500,000                     6.50%                     *
Class IVA-1              $175,000,000                    6.25%                      *
Class IVA-2               $90,000,000                     6.00%                     *
Class IVA-3               $50,000,000              Adjustable Rate(5)               *
Class IVA-4               $50,000,000(2)           Adjustable Rate(5)               *
Class IVA-5               $18,268,000                     6.50%                     *
Class IVA-6               $28,123,000                     6.50%                     *
Class IVA-8               $53,000,000                     6.50%                     *
Class IVA-9               $10,000,000                     6.00%                     *
Class IVA-10              $12,500,000                     6.00%                     *
Class VA-1                $25,000,000                     6.25%                     *

Class VA-2                  $88,854,000                   6.50%                     *
Class VA-3                  $85,738(2)                    6.50%                     *
Class VIA-1                 $68,549,000                   6.00%                     *
Class VIA-2                 $68,549,000                   6.25%                     *
Class 1A-7                  $42,717,000                    (3)                      *
Component Class 1A-7-1      $10,441,000                   6.50%                     *
Component Class 1A-7-1      $32,276,000                   6.50%                     *
Class 1A-P                   $4,064,339                    (3)                      *
Component Class 1A-P-1       $2,484,052                   0.00%                     *
Component Class 1A-P-2       $1,580,286                   0.00%                     *
Class 2A-P                   $3,477,237                    (3)                      *
Component Class 2A-P-1         $859,493                   0.00%                     *
Component Class 2A-P-1       $2,617,744                   0.00%                     *
Class 1A-X                  $31,699,357                    (3)                      *
Component Class 1A-X-1       $8,012,983(2)                6.50%                     *
Component Class 1A-X-2       $8,843,611(2)                6.50%                     *
Component Class 1A-X-3       $4,800,874(2)                6.50%                     *
Component Class 1A-X-4      $10,041,889(2)                6.50%                     *
Class 2A-X                   $3,828,585                    (3)                      *
Component Class 2A-X-1       $2,360,794(2)                6.50%                     *
Component Class 2A-X-2       $1,467,790(2)                6.50%                     *
Class 1M                    $18,630,000                    (3)                      *
Component Class 1M-1         $6,155,000                   6.75%                     *
Component Class 1M-2         $2,613,000                   6.50%                     *
Component Class 1M-3         $2,572,000                   6.50%                     *
Component Class 1M-4         $7,290,000                   6.50%                     *
Class 2M                     $1,936,000                    (4)                      *
Class 1B-1                   $7,523,000                    (3)                      *
Component Class 1B-1-1       $2,759,000                   6.75%                     *

Component Class 1B-1-2      $1,045,000                    6.50%                     *
Component Class 1B-1-3        $803,000                    6.50%                     *
Component Class 1B-1-4      $2,916,000                    6.50%                     *
Class 2B-1                    $645,000                     (4)                      *
Class 1B-2                  $5,604,000                     (3)                      *
Component Class 1B-2-1      $1,910,000                    6.75%                     *
Component Class 1B-2-2        $784,000                    6.50%                     *
Component Class 1B-2-3        $723,000                    6.50%                     *
Component Class 1B-2-4      $2,187,000                    6.50%                     *
Class 2B-2                    $515,000                     (4)                      *
Class R(4)                        $100                    6.75%                     *

--------------------------------------------------------------------------------
* The Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

(1) Interest distributed to the Offered Certificates (other than the Principal Only Certificates) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum interest rate.

(2) Not entitled to receive distributions of principal and will accrue interest on its Notional Amount as described in the Prospectus Supplement.

(3) These Certificates will be composed of components having the characteristics described in the above table.

(4) The interest rate on these classes of certificates will vary from 6.45% to 6.125% per annum. The initial interest rate on each class of certificates will be approximately 6.27% per annum.

(5) Will be comprised of two Components, Component R-1, which represents the sole residual interest in REMIC I (as defined in the Prospectus Supplement), and Component R-2, which represents the sole residual interest in REMIC II (as defined in the Prospectus Supplement).

(6)

   Adjustable Rates            Initial           Formula            Maximum      Minimum
   ---------------             --------          -------            -------      -------
Class IA-3 Certificates          2.75%          LIBOR + 0.65%          8.50%      0.65%
Class IA-4 Certificates          5.75%          7.85% - LIBOR          7.85%      0.00%
Class IVA-3 Certificates         2.41%          LIBOR + 0.50%          8.50%      0.50%
Class IVA-4 Certificates         6.09           8.00% - LIBOR          8.00%      0.00%

Certificate Rating:
------------------

         Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGrw-Hill Companies, Inc. ("Standard & Poor's") shall each assign a rating of "Aaa" and "AAA", respectively, to the Class A Certificates. Standard & Poor's shall assign a rating of not less than "AAA" to the Class R Certificates. Standard & Poor's shall assign a rating of not less than "AA" to the Class M Certificates. Standard & Poor's shall assign a rating of not less than "A" to the Class 1B-1 Certificates and Class 2B-1 Certificates. Standard & Poor's shall assign a rating of not less than "BBB" to the Class 1B-2 Certificates and Class 2B-2 Certificates.

REMIC Election:
--------------

         The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.

Credit Enhancement:
------------------

         Senior/Subordinated: Shifting interest

Cut-off Date:
------------

         The Cut-off Date is December 1, 2001.

Distribution Date:
-----------------

         The 25th day of each month (or, if such 25th day is not a business day, the business day immediately following) commencing in January 2002.

Purchase Price:
--------------

         The purchase price payable by the Underwriters for the Certificates is approximately [Provided upon request]% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from December 1, 2001 up to but not including the Closing Date.

Information Provided By Lehman Brothers:
---------------------------------------

         The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Lehman Brothers on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

Underwriting Commission:
-----------------------

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Closing Date and Location:
-------------------------

         December 21, 2001 at the Chicago, Illinois offices of Mayer, Brown & Platt.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                       LEHMAN BROTHERS INC.



                                       By: /s/ Stanley Labanowski
                                          -------------------------------
                                       Name:  Stanley Labanowski
                                       Title:



                                       ABN AMRO INCORPORATED



                                       By: /s/ Daniel J. Fischer
                                          -------------------------------
                                       Name:  Daniel J. Fischer
                                       Title: Vice President




ACCEPTED:


ABN AMRO MORTGAGE CORPORATION




By: /s/ Thomas Dolan
   ---------------------------------
Name:  Thomas Dolan
Title: Senior Vice President



ABN AMRO NORTH AMERICA, INC.




By: /s/ Thomas Zidar
   ---------------------------------
Name:  Thomas Zidar
Title: Senior Vice President

                                    Exhibit I


Name                                Original Principal Amount of Certificates
----                                -----------------------------------------
LEHMAN BROTHERS INC.                100% of the Certificates

                             Total: $[Provided upon request]